UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Kistefos AS on June 3, 2009.

RISKMETRICS GROUP RECOMMENDS STOCKHOLDERS ELECT ALL KISTEFOS NOMINEES

TO THE TRICO MARINE BOARD

Leading Proxy Advisory Firm Declares “Change is Warranted” at Trico, Noting the Company’s Poor Performance; Recommends
Stockholders Vote the Blue Card For Both Kistefos Board Nominees and For its Critical Governance Proposals

RiskMetrics Notes CEO Compofelice “bears significant responsibility” for Trico’s Performance; Confirms Kistefos Addressed Jones Act Compliance Issues

OSLO, Norway — June 3, 2009 — Kistefos AS, the largest stockholder of Trico Marine Services, Inc. (NASDAQ: TRMA), an integrated provider of subsea, trenching and marine support vessels and services, announced today that RiskMetrics Group, a leading proxy advisory firm, has recommended that Trico stockholders vote for both of Kistefos’ director nominees, Christen Sveaas and Åge Korsvold, at the Company’s upcoming Annual Meeting of Stockholders on June 10, 2009.  Additionally, RiskMetrics advises stockholders to vote on Kistefos’ revised BLUE proxy card FOR all but one of Kistefos’ proposals in order to ensure meaningful stockholder representation on the Board and greater management accountability at Trico Marine.

In its report, which was issued on June 2, 2009, RiskMetrics states that Kistefos’ candidates “are both highly educated, skilled and experienced as evidenced by over 60 years combined business experience, and board experience serving enterprises with global operations. And, in addition to having vast knowledge of this industry, both nominees have extensive entrepreneurial and turnaround experience that we believe will bring new ideas and a fresh perspective to the board.”

RiskMetrics notes that Chairman and CEO Joseph Compofelice, in contrast, “bears significant responsibility for the company’s poor financial and governance practices as its governing and operational leader.” Consistent with the report issued earlier by Glass Lewis & Co., RiskMetrics also identified Trico’s Pay-for-Performance policy as an issue, noting that it would continue to monitor Trico’s policies going forward.

Echoing Kistefos’ ongoing concerns, RiskMetrics said, “Due to the sustained share price underperformance, the deteriorating financial metrics and the supportive market reaction to the dissident events, we conclude that change is warranted.”

“We are very gratified to receive such overwhelming support from RiskMetrics for our proposals,” said Age Korsvold, CEO of Kistefos.  “As Trico’s largest and longest-term stockholder, we have for some time been making the case that change at the company is necessary to help improve its stockholder accountability, corporate governance practices and overall performance.  Our proposals at the upcoming annual meeting aim to do just that. If elected, Christen and I will work hard to restore stockholder value at the Company.  We need everyone’s support to best effect positive change, as our proposals must be approved by at least two-thirds of the outstanding stock. We urge stockholders to take action by voting the Blue card.”

In its report RiskMetrics noted Trico’s poor operational and stock performance, as well as several corporate governance policies that should be changed — two focal points of Kistefos’ campaign for change at the company. Addressing Trico’s corporate governance procedures, RiskMetrics states “Trico’s governance bylaws include several shareholder unfriendly policies including the restrictions to call a special meeting, a classified board structure, supermajority vote for bylaw changes and the lack of plurality carve out for contested elections.”

In its recommendation, RiskMetrics notes that Kistefos’ proposals effectively address Jones Act compliance issues. The report states that Kistefos “has made a good faith effort to structure its proposals such that the election of its nominees would not jeopardize compliance” and “has sought out clarity on this issue from MarAd.”

“RiskMetrics clearly understands our careful and thoughtful approach to these issues and the Kistefos proposals,” Mr. Korsvold noted. “Hopefully, this will put an end to Trico’s apparent preference to hide behind the Jones Act, rather than address the critical issues at hand.  We hope that Trico shares our urgent concerns regarding its declining performance, and welcome the opportunity to work with the board to help restore stockholder value.”

RiskMetrics’s analysis confirms Kistefos’ view toward aligning management’s interests with those of stockholders.  Regarding Kistefos’ proposal to amend Trico’s bylaws to reduce the ownership threshold to call Special Meetings, RiskMetrics concludes that the proposal “seeks to empower investors with the right to call special meetings, which we believe is in the best interests of shareholders.”  Noting that “a classified board can entrench management,” RiskMetrics strongly recommends that stockholders vote for Kistefos’ proposal to declassify Trico’s Board.

In its discussion of total shareholder return, RiskMetrics notes that Trico underperformed its peers for the one, two, three and four year periods for the period ending May 28, 2009, and for the one, two, and three year periods prior to the Deep Ocean / CTC Marine acquisition announcement on May 16, 2009.  RiskMetrics says that “such significant share price underperformance to its peer group lends credence to dissident’s argument of persistent underperformance and that the acquisition has not been value creative for shareholders.”

Kistefos encouraged stockholders who need additional information or assistance voting their revised BLUE proxy card should contact:

Okapi Partners

Collect: + 1-212-297-0720

Toll Free at: +1-877-869-0171

or

info@okapipartners.com

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

KISTEFOS AS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) HAVE MADE A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A DEFINITIVE PROXY STATEMENT AND A PROXY CARD IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIAL FILED BY THE PARTICIPANTS IN CONNECTION WITH THE 2009 ANNUAL MEETING, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO THE COMPANY’S STOCKHOLDERS AND ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN SCHEDULES 13D AND 14A FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

About Kistefos AS

Kistefos AS is a private investment firm focused on making investments in medium-sized companies. Kistefos typically invests in turnaround opportunities and businesses that experience industry consolidation. Kistefos has holdings in dry cargo-shipping, offshore services and financial services, as well as technology-founded investments and real estate development. Kistefos AS was founded in 1979 and is based in Oslo, Norway.

Media Contacts:

The Abernathy MacGregor Group

Tom Johnson/Chuck Burgess/Mike Pascale

+1-212-371-5999

Investor Contacts:

Okapi Partners LLC

Bruce H Goldfarb/Steve Balet/Pat McHugh

+1-212-297-0720